UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 9, 2025

Denali Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38311	46-3872213
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
161 Oyster Point Blvd.
South San Francisco, California 94080
(Address of principal executive offices, including zip code)

(650) 866-8547
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DNLI	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01     Entry into a Material Definitive Agreement.
On December 9, 2025, Denali Therapeutics Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering of 9,142,857 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price to the public of $17.50 per share (the “Firm Shares”), and pre-funded warrants (the “Pre-Funded Warrants”) to purchase 2,285,714 shares of Common Stock at a price to the public of $17.49 per underlying share. Under the terms of the Underwriting Agreement, the Underwriters have agreed to purchase the Firm Shares from the Company at a price of $16.625 per share and the Pre-Funded Warrants at a price of $16.615 per underlying share. Additionally, the Company has granted the Underwriters an option exercisable for 30 days from the date of the Underwriting Agreement to purchase up to an additional 1,714,285 shares of Common Stock (together with the Firm Shares, the “Shares”) at the public offering price, less underwriting discounts and commissions. The gross proceeds to the Company from this offering are expected to be approximately $200 million, or $230 million if the Underwriters exercise in full their option to purchase additional shares, in each case before deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The offering is expected to close on December 11, 2025, subject to the satisfaction of customary closing conditions.
The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.
The public offering is being made pursuant to the Company’s effective registration statement on Form S-3ASR (File No. 333-285326) (the “Registration Statement”) and the related prospectus supplement and the accompanying prospectus, in each case filed with the Securities and Exchange Commission (the “SEC”).
Each Pre-Funded Warrant will have an exercise price of $0.01 per share of Common Stock, subject to proportional adjustments in the event of stock splits or combinations or similar events, be immediately exercisable on the date of issuance and remain exercisable until exercised in full. The holders of Pre-Funded Warrants may not exercise a Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. The holders of Pre-Funded Warrants may increase or decrease such percentage not in excess of 19.99%, in the case of an increase, by providing at least 61 days’ prior notice to the Company.
The description of the Underwriting Agreement and the Pre-Funded Warrants set forth above is qualified in its entirety by reference to the Underwriting Agreement and the form of Pre-Funded Warrant, copies of which are filed as Exhibit 1.1 and Exhibit 4.1 hereto, respectively, and which are incorporated herein by reference.
A copy of the opinion of Wilson Sonsini Goodrich & Rosati, P.C. relating to the validity of the Shares, the Pre-Funded Warrants and the shares of Common Stock underlying the Pre-Funded Warrants is filed as Exhibit 5.1 hereto and is incorporated by reference into the Registration Statement.
Item 8.01     Other Events.
On December 10, 2025, the Company issued a press release announcing the pricing of the public offering. The press release announcing the pricing of the public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements
Certain of the statements made in this report are forward looking, such as those, among others, relating to the Company’s expectations regarding the timing and completion of the public offering. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks and uncertainties related to completion of the public offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the public offering. More information about the risks and uncertainties faced by the Company may be found in the Company’s Annual and Quarterly Reports filed on Forms 10-K and 10-Q filed with the SEC on February 27, 2025, and November 6, 2025, respectively, and the Company’s subsequent reports filed with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, to conform these statements to actual results, or to make changes in the Company’s expectations, except as required by law.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1
Underwriting Agreement, dated as of December 9, 2025, among Denali Therapeutics Inc. and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Wilson Sonsini Goodrich & Rosati

23.1	Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1)

99.1	Press Release dated December 10, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENALI THERAPEUTICS INC.

Date:	December 10, 2025	By:	/s/ Alexander O. Schuth, M.D.
Alexander O. Schuth, M.D.
Chief Operating and Financial Officer